Exhibit 99.1

Preliminary estimated Financial results for Everest

The following sets forth preliminary estimated financial results for Everest Holdings LLC (“Everest”) for the fiscal year ended December 28, 2013. Although additional estimates with respect to Everest are not available at this time, Everest’s management has not identified any unusual or unique events or trends that occurred during the fiscal year ended December 28, 2013 that might materially affect our results of operations other than those discussed below. The preliminary financial data included below has been prepared by, and is the responsibility of, Everest’s management. The final financial results for the fiscal year ended December 28, 2013 may be different from the preliminary estimates provided below due to completion of quarterly and annual close and review procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized. Everest’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to such preliminary financial data. Accordingly, Everest’s independent auditors do not express an opinion or any other form of assurance with respect thereto.

(Unaudited in Thousands)

Fiscal Year 2013:	Low end of Range	High end of Range
Net sales and other revenues	$885,000	$895,000
Gross margin	$541,623	$552,565
Gross margin	61.2%	61.7%
Interest Expense	$13,014	$13,014
Provision for income taxes	$1,000	$3,000
Depreciation and Amortization	$19,486	$19,486
Net Income	$7,000	$9,000
EBITDA (1)	$40,500	$44,500
Adjusted EBITDA (2)	$60,929	$64,929
Total Assets	$418,087	$428,087
Total Liabilities	$324,649	$314,649

(1) EBITDA consists of earnings before interest, taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry and management presents EBITDA to enhance your understanding of our operating performance. Management uses EBITDA as one criterion for evaluating our performance relative to that of our peers. Management believes that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.

(2)Adjusted EBITDA is defined as EBITDA further adjusted to exclude non-cash and other nonrecurring adjustments and include certain proforma cost savings adjustments. However, EBITDA and Adjusted EBITDA are not measures of financial performance under US GAAP, and the above EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider the above EBITDA and Adjusted EBITDA as an alternative to operating or net income determined in accordance with US GAAP, as an indicator of our operating performance or as an alternative to cash flows from operating activities determined in accordance with US GAAP, or as an indicator of cash flows, or as a measure of liquidity.

The following table reconciles the ranges of Adjusted EBITDA and EBITDA to net income, the most comparable GAAP measure:

Fiscal Year 2013:	Low end of Range	High end of Range
Net Income	$7,000	$9,000
Interest Expense	$13,014	$13,014
Provision for Income Taxes	$1,000	$3,000
Depreciation and Amortization	$19,486	$19,486

EBITDA	$40,500	$44,500

Non-Cash Impairment of Assets (a)	$4,723	$4,723
Non-Cash Compensation and Benefits (b)	$2,072	$2,072
Nonrecurring Items (c)	$2,339	$2,339
Capitalized Costs (d)	$(1,425)	$(1,425)
Other Items, net (e)	$342	$342
Store Closures (f)	$1,500	$1,500
Incentive Payments above 100% Target (g)	$10,878	$10,878

Adjusted EBITDA	$60,929	$64,929

(a)	Represents non-cash impairment charges related to unprofitable stores.
(b)	Represents non-cash management equity compensation expense.
(c)	Represents the net impact of a nonrecurring legal settlement, restructuring costs and nonrecurring gains.
(d)	Represents adjustments for capitalized salaries.
(e)	Represents primarily the net impact of nonrecurring management fees, the amount of rent paid in cash in excess of GAAP rent expense and foreign joint venture noncash results.
(f)	Represents proforma cost savings from store closures since January 1, 2014.
(g)	Represents excess short-term incentive expense above normal course.

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